UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2024

Desktop Metal, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38835	83-2044042
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

63 3rd Avenue

Burlington, MA 01803

(Address of principal executive offices) (Zip Code)

(978) 224-1244

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	DM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities

On January 22, 2024, Desktop Metal, Inc. (the “Company”) committed to a strategic integration and cost optimization initiative that includes a global workforce reduction of approximately 20%, facilities consolidation, product rationalization and other operational savings measures (the “Initiative”). The Company has commenced workforce reductions in the United States and is reviewing workforce changes in other countries, the timing of which will vary according to local regulatory requirements. As a result of the Initiative, the Company anticipates at least $50 million of aggregate cost savings resulting in sequential cost reductions across the first half of 2024.

The Company expects it will incur total pre-tax restructuring charges related to the Initiative of between $24.3 million to $31.5 million, which includes between $5.1 million and $6.5 million of estimated one-time termination benefits and associated costs, between $19.0 million and $24.0 million of estimated inventory write-offs, between $0.1 million and $0.5 million of estimated lease termination and equipment exit costs, and between $0.1 million and $0.5 million of estimated costs associated with termination of contracts. The Company estimates that $5.3 million to $7.5 million of these charges will result in future cash expenditures. The ranges of charges described above are estimates, and actual amounts may be materially different from these estimates.

The Company anticipates that the Initiative will be substantially complete by the end of 2024.

Item 7.01. Regulation FD Disclosure.

On January 24, 2024, the Company issued a press release announcing the Initiative. A copy of the press release is attached to this Current Report on Form 8-K (the “Current Report”) as Exhibit 99.1.

The information in Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Forward-looking Statements

This Current Report contains certain forward-looking statements within the meaning of the within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including the anticipated cost savings, the timing of the Initiative, and the estimated costs of the initiative, including future charges and cash expenditures, and the impact of the Initiative on the Company’s business, finances and operations.

Forward-looking statements generally are identified by the words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report, including but not limited to, the risks and uncertainties set forth under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed on November 9, 2023 and the Company’s other filings with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release of Desktop Metal, Inc., dated January 24, 2024
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2024	Desktop Metal, Inc.

	By:	/s/ Meg Broderick
	Name:	Meg Broderick
	Title:	General Counsel and Corporate Secretary